Exhibit 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts: Timothy A. Bonang, Manager of Investor Relations, or Carlynn Finn, Investor Relations Analyst (617) 796-8251 www.tatravelcenters.com

TravelCenters of America LLC Announces

Annual Meeting Date and End of Proxy Contest

                Westlake, OH (April 7, 2008):  TravelCenters of America LLC (AMEX: TA) today announced that its 2008 annual meeting of shareholders will be held on Friday, June 13, 2008.

                TA simultaneously announced that a proxy contest previously announced by E² Investment Partners LLC, Locksmith Value Opportunity Fund LP and other individuals and entities affiliated with Timothy E. Brog will not occur.  After the end of regular business hours on Friday, April 4, 2008, the Delaware Court of Chancery issued an order declaring that the notice of intent to nominate directors and present other business for consideration at TA’s 2008 annual meeting which had been previously announced by Mr. Brog and his affiliates was invalid and of no force or effect.  Accordingly, the proposed nominations and other business announced by Mr. Brog will not be considered at the forthcoming annual meeting.

                TravelCenters of America LLC operates or franchises 236 full service travel centers in 41 states and in Ontario, Canada under the trade names “TravelCenters of America”, “TA” or “Petro Stopping Centers”.

WARNING REGARDING FORWARD LOOKING STATEMENTS

                THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•                                          THIS PRESS RELEASE STATES THAT TA’S 2008 ANNUAL MEETING WILL OCCUR ON JUNE 13, 2008.  THIS MEETING MAY BE RESCHEDULED OR ADJOURNED.  SUCH RESCHEDULING OR ADJOURNMENT MAY RESULT FROM CONTINUING LITIGATION WITH MR. BROG OR FOR OTHER REASONS.

                INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, TA UNDERTAKES NO RESPONSIBILITY TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION.

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